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                                 EXHIBIT (9)(C)

         FORM OF REVISED SCHEDULE A TO THE MANAGEMENT AND ADMINISTRATION AGREEMENT BETWEEN THE REGISTRANT AND THE ONE GROUP SERVICES COMPANY



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                                   SCHEDULE A
                 TO THE MANAGEMENT AND ADMINISTRATION AGREEMENT
                                     BETWEEN
                                THE ONE GROUP(R)
                                       AND
                         THE ONE GROUP SERVICES COMPANY
                      AS AMENDED ____________________, 1995

Name of the Multiple Class Fund

The U. S. Treasury Securities Money Market Fund
The Prime Money Market Fund
The Municipal Money Market Fund (formerly The Tax-Free Money Market Portfolio) The Ohio Municipal Money Market Fund
The Income Equity Fund
The Disciplined Value Fund
The Growth Opportunities Fund (formerly The Small Company Growth Fund)
The International Equity Index Fund
The Large Company Value Fund (formerly The Quantitative Equity Portfolio)
The Equity Index Fund
The Income Bond Fund (formerly The Income Portfolio)
The Limited Volatility Bond Fund
The Intermediate Tax-Free Bond Fund
The Ohio Municipal Bond Fund
The Government Bond Fund
The Government ARM Fund
The Asset Allocation Fund (formerly The Flexible Balanced Portfolio)
The Municipal Income Fund (formerly The Tax-Free Bond Fund)
The Texas Tax-Free Bond Fund
The West Virginia Tax-Free Fund
The Kentucky Municipal Bond Fund
The Intermediate Bond Fund
The Arizona Tax-Free Bond Fund
The Large Company Growth Fund
The Louisiana Municipal Bond Fund
The Value Growth Fund
The Gulf South Growth Fund

Compensation Regarding Multiple Class Funds

         Compensation for each of the above Funds (the "Multiple Class Funds") shall be at annual rates of the Fund's average daily net assets as follows: twenty one-hundredths of one percent (.20%) of amounts included in that portion of the aggregate daily net assets of all Multiple Class Funds subject to this Agreement equal to or less than $1,500,000,000; eighteen one-hundredths of one percent (.18%) of amounts included in that portion of the aggregate daily net assets of all Multiple Class Funds subject to this Agreement between $1,500,000,000 and $2,000,000,000; and sixteen one-hundredths of one percent (.16%) of amounts included in that portion of the aggregate daily net assets of all Multiple Class Funds subject to this Agreement in excess of $2,000,000,000. The fees pertaining to each Multiple Class Fund shall be computed daily in amounts strictly proportionate to the amount of the Fund's average daily net assets as a percentage of the aggregate daily net assets of all Multiple Class Funds subject to this Agreement, and shall be paid periodically.


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Name of Single Class Fund
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The One Group Treasury Money Market Fund
The One Group Treasury Only Money Market Fund
The One Group Government Money Market Fund
The One Group Tax Exempt Money Market Fund
The One Group Institutional Prime Money Market Fund

Compensation Regarding Single Class Funds

         Compensation for each of the Funds listed immediately above (the "Single Class Funds") shall be at the following annual rates: With respect to The One Group Treasury Money Market, The One Group Treasury Only Money Market, The One Group Government Money Market, and The One Group Tax Exempt Money Market
Funds: five one-hundredths of one percent (.05%) of the Fund's average daily net assets; and with respect to The One Group Institutional Prime Money Market Fund: four one-hundredths of one percent (.04%) of the Fund's average daily net assets. The fees pertaining to each Single Class Fund shall be computed daily and paid periodically.

Compensation to be Reduced by Fund Accounting Fees

         The compensation under this Agreement due to The One Group Services Company with respect to each Multiple Class Fund and each Single Class Fund shall be reduced in each month by the amount of compensation paid to The One Group Service Company under its Fund Accounting Agreement with The One Group with respect to such Fund.

                                             THE ONE GROUP(R)

                                             By:
                                                   -----------------------------
                                             Title:
                                                   -----------------------------
                                             Date:                        , 1995
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                                             THE ONE GROUP SERVICES COMPANY

                                             By:
                                                   -----------------------------
                                             Title:
                                                   -----------------------------
                                             Date:                        , 1995
                                                   -----------------------


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